EX-99.B16 Filing of Performance Quotations with the Annual Report:             ERV:

  6.00% = 1 Year Avg Annual Total Ret (STOCK) AS OF 12/31/1998                1,060.00
  4.30% = 1 Year Avg Annual Total Ret (BOND) AS OF 12/31/1998                 1,043.00
  5.51% = 1 Year Avg Annual Total Ret (AA) AS OF 12/31/1998                   1,055.09

 17.73% = 5 Year Avg Annual Total Ret (STOCK) AS OF 12/31/1998                2,261.44
  5.69% = 5 Year Avg Annual Total Ret (BOND) AS OF 12/31/1998                 1,318.54
 11.68% = 5 Year Avg Annual Total Ret (AA) AS OF 12/31/1998                   1,737.08

 13.99% = 10 Year Avg Annual Total Ret (STOCK) AS OF 12/31/1998               3,704.92
  7.73% = 10 Year Avg Annual Total Ret (BOND) AS OF 12/31/1998                2,105.54
 10.91% = 10 Year Avg Annual Total Ret (AA) AS OF 12/31/1998                  2,815.22
                                                      Formula: 1000* (1+Avg ROR)^years


CUMULATIVE 10-YEAR TOTAL RETURN                      7-DAY MONEYMARKET YIELD ON PAGE S-13
 3,704.92   270.49% (STOCK)                                12/31/98 SAI            12/24/98 SAI
 2,105.54   110.55% (BOND)               RUSL:             1.712780856             1.656363820 SAI Calcs from
 2,815.22   181.52% (AA)                 RBSL              2.417741644             2.380123243 Christa
 Formula (ERV-1000)/1000*100              TTL:             4.130522500             4.036487063     102.33


30-DAY SEC YIELD                           STOCK                   BOND      ASSET ALLOCATION
A.Divs + Int + Amortization            34,083.10              15,305.40             44,302.64   98 feecalc file
B.Expenses Accrued                     17,086.84               1,799.56             10,208.02   98 feecalc file
C.Avg Daily Shares O/S              2,031,719.78             291,650.64          1,367,726.05   98 feecalc file
D.Price at period end                      13.63                   9.75                 11.92
SEC Yield                                   0.74%                  5.77%                 2.52%

Formula: 2(((A-B)+1)^6 -1)
            -----
             C*D
